EXHIBIT 11

               INTERRA FINANCIAL AND SUBSIDIARIES
              COMPUTATION OF NET EARNINGS PER SHARE
       (Unaudited, in thousands, except per-share amounts)

                            Three Months Ended   Six Months Ended
                                  June 30,           June 30,
                            ------------------  -----------------
                              1997      1996      1997      1996
                            ------------------  -----------------
Primary earnings per
 share:
Net earnings.............. $11,137   $13,028   $26,892   $28,108
                            ======    ======    ======    ======
Average number of common
 and common equivalent
 shares outstanding:
Average common shares
 outstanding..............  12,273    12,125    12,242    12,103
Stock options.............     676       436       704       419
Shares credited to
 deferred compensation
 plan participants........     209        59       190        59
                            ------    ------    ------    ------
                            13,158    12,620    13,136    12,581
                            ======    ======    ======    ======
Primary earnings per
 share....................   $0.85     $1.03     $2.05     $2.23
                            ======    ======    ======    ======

Earnings per share assuming
full dilution:
Net earnings.............. $11,137   $13,028   $26,892   $28,108
                            ======    ======    ======    ======
Average number of common
 and common equivalent
 shares outstanding:
Average common shares
 outstanding..............  12,273    12,125    12,242    12,103
Stock options.............     696       520       720       531
Shares credited to
 deferred compensation
 plan participants........     209        59       190        59
                            ------    ------    ------    ------
                            13,178    12,704    13,152    12,693
                            ======    ======    ======    ======
Fully diluted earnings
 per share................   $0.85     $1.03     $2.04     $2.21
                            ======    ======    ======    ======